UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2016

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310

(Address of Principal Executive Offices) (Zip Code)

(201) 539-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events.

The board of directors of Propel Media, Inc. (the “Company”) has established Wednesday, June 15, 2016 as the date for the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at a location to be determined. The record date for stockholders eligible to receive notice of and vote at the meeting will be April 22, 2016.

Because the Company did not hold an annual meeting in 2015, in accordance with the Company’s bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for director nominations or stockholder proposals (whether or not such proposals are to be included in the Company’s proxy statement pursuant to Rule 14a-8) to be brought before the upcoming Annual Meeting, written notice of such nominations or proposals must be delivered to the Company not later than the close of business on March 17, 2016, by mailing such proposals or nominations to the Secretary, Propel Media, Inc., 525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310. Each such proposal that is to be included in the Company’s proxy statement pursuant to Rule 14a-8 must comply with the requirements of Rule 14a-8 and other applicable law; otherwise the Company may omit such proposals from the Company’s proxy statement. All other such proposals and all such director nominations must comply with the requirements of the Company’s bylaws and other applicable law in order to be presented at the Annual Meeting.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEL MEDIA, INC.

Dated: February 12, 2016	By:	/s/ Robert Regular
Name: Robert Regular Title: Chief Executive Officer

3